EXHIBIT M

CANADA

Canada Notes

AMENDMENT NO. 2 TO THE

DISTRIBUTION AGREEMENT DATED NOVEMBER 28, 2012

March 30, 2016

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, NY 10281

Ladies and Gentlemen:

In connection with the distribution agreement dated as of November 28, 2012 (as amended, the “Distribution Agreement”) between Her Majesty in right of Canada, as represented by the Minister of Finance (“Canada”) and Credit Suisse Securities (USA) LLC with respect to the issuance and sale from time to time by Canada of the Notes pursuant to the provisions of the Distribution Agreement, Canada confirms with you this agreement to amend the Distribution Agreement (the “Amendment”) effective as of the date hereof as follows:

(i) All references in the Distribution Agreement, including in the Exhibits thereto, to “this Agreement” or the “Distribution Agreement” shall be understood to refer to the Distribution Agreement as amended by this Amendment.

(ii) Except as set forth in paragraphs (iii) through (vii) below, all references in the Distribution Agreement, including in the Exhibits and Schedules thereto, to “Credit Suisse Securities (USA) LLC” shall be and hereby are amended and restated to “Scotia Capital (USA) Inc.,” and all references to the “Distributor” or “you” shall be understood to refer to Scotia Capital (USA) Inc., as an agent of Canada for the purpose of soliciting or receiving offers to purchase the Notes from Canada by others during any Marketing Time.

(iii) The addressee on the first page of the Distribution Agreement shall be and hereby is amended and restated as follows:

“Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, NY 10281”

(iv) The address and contact information in Schedule 1 to the Distribution Agreement under the heading “Notices to the Distributor shall be directed to it at:” shall be and hereby is amended and restated as follows:

“Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, NY 10281

Fax:            +1 (212) 225-6550

Telephone: +1 (212) 225-5505

Attention:   Debt Capital Markets – Government Finance”

(v) The address and contact information in Schedule B-1 to the Distribution Agreement shall be and hereby is amended and restated as follows:

“Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, NY 10281

Fax:            +1 (212) 225-6550

Telephone: +1 (212) 225-5505

Attention:   Debt Capital Markets – Government Finance”

(vi) The address and contact information in Schedule B-2 to the Distribution Agreement under the heading “Deliveries of Certificated Notes” shall be and hereby is amended and restated as follows:

“Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, NY 10281

Fax:            +1 (212) 225-6550

Telephone: +1 (212) 225-5505

Attention:   Debt Capital Markets – Government Finance”

(vii) The address in Schedule B-2 to the Distribution Agreement under the heading “Commission Schedule” shall be and hereby is amended and restated as follows:

“Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, NY 10281”

Except to the extent otherwise provided herein, capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Distribution Agreement.

This Amendment will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 9 of the Distribution Agreement and, to the extent provided in Section 8(d) of the Distribution Agreement, any person who has agreed to purchase Notes from Canada.

This Amendment does not amend, modify or waive any other terms of the Distribution Agreement, which terms continue to be in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same agreement.

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below, whereupon this Amendment shall constitute a binding agreement between Canada and you in accordance with its terms.

Very truly yours, HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance

By:	/s/ Mervin Merkowsky
Name: Mervin Merkowsky Title: Chief Reserves Management Section Funds Management Division Department of Finance Government of Canada

CONFIRMED AND ACCEPTED, as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name: Sharon Harrison Title: Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Paul McKeown
Name: Paul McKeown Title: Managing Director